ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference in this proxy statement of our report dated January 17, 1995, included in the 1994 Marble Financial Corporation Annual Report and Form 10-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.

                                       /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
October 24, 1995